UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 ____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 8.01 Other Events.

0.0% Exchangeable Senior Notes Offering

On May 20, 2025, Uber Technologies, Inc. (the “Company”) completed its previously announced private offering of $1.15 billion aggregate principal amount of its 0.0% Exchangeable Senior Notes due 2028 (the “Notes”) to an investment bank acting as initial purchaser (the “Initial Purchaser”), including the exercise in full by the Initial Purchaser of its option to purchase up to an additional $150.0 million aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture, dated May 20, 2025 (the “Indenture”), among the Company, the Company’s indirect wholly owned subsidiary, Neben Holdings, LLC (the “Guarantor”), and U.S. Bank Trust Company, National Association (“US Bank”), as trustee (the “Trustee”). The Notes were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchaser subsequently resold the Notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds from the offering were approximately $1,125.9 million. The Company intends to use the net proceeds from the Notes offering for general corporate purposes, which may include strategic investments, although the Company has not designated any specific uses at this time.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on May 15, 2028, unless earlier exchanged, redeemed or repurchased.

The Notes will be exchangeable into cash, or, subject to the satisfaction of certain share delivery conditions, units of reference property, or a combination of cash and units of reference property, at the Company’s election. Initially, each unit of reference property will be comprised of one share of Class A common stock, par value $0.00001 per share, of Aurora Innovation, Inc. (“Aurora” and such shares,“Aurora common stock”). The exchange rate will initially be 117.6471 units of reference property per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $8.50 per share of Aurora common stock). The exchange rate will be subject to adjustment in some events. In addition, following certain corporate events involving the Company or Aurora that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its notes in connection with such a corporate event or exchange its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Notes will be the Company’s senior obligations and will be secured by first-priority liens on certain pledged reference property held by the Guarantor (which initially consists of the maximum number of shares of Aurora common stock deliverable upon exchange of the Notes) (the “Collateral”). The Notes will be guaranteed by the Guarantor on a limited recourse basis to the extent of the Collateral. Concurrently with entering into the Indenture, the Guarantor has entered into a Collateral Agreement with US Bank as collateral agent and Trustee and U.S. Bank National Association as securities intermediary, pursuant to which, the Guarantor has granted a first-priority lien to the collateral agent on the Collateral.

The Company may not redeem the Notes prior to May 21, 2027. The Company may redeem for cash all or any portion of the Notes, at its option, on or after May 21, 2027 if the value of a unit of reference property has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes. If the Company redeems less than all of the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If (i) the Company undergoes an “Uber fundamental change” (as defined in the Indenture), (ii) Aurora undergoes an “Aurora fundamental change” (as defined in the Indenture) or (iii) a “share ownership event” (as defined in the Indenture) with respect to the Company’s ownership of Aurora common stock occurs, then, in each case, subject to certain conditions and limited exceptions, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which 100% of the principal amount of, and accrued and unpaid special interest, if any, on the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or the Guarantor after which the accelerated exchange amount (as defined in the Indenture) with respect to the Notes become automatically due and payable.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto (including the form of the Notes attached as Exhibit 4.2 hereto) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Press Releases

On May 13, 2025, the Company issued a press release announcing its intention to offer $1.0 billion aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 13, 2025, the Company issued a press release announcing the pricing of its offering of $1.0 billion aggregate principal amount of the Notes. A copy of the press release announcing the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding anticipated use of proceeds from the offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, uncertainties and other factors relating to the intended use of proceeds from the offering and sale of the Notes. These and other risks are more fully described in the Company’s Securities and Exchange Commission (“SEC”) filings and reports, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of such date. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company on the date hereof. Except as required by law, the Company disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 20, 2025, among Uber Technologies, Inc., Neben Holdings, LLC and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing Uber Technologies, Inc.’s 0.0% Exchangeable Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Press Release dated May 13, 2025.
99.2	Press Release dated May 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: May 20, 2025	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer